Exhibit 99.1

Ichor Holdings, Ltd. Announces Third Quarter 2021 Financial Results

FREMONT, Calif., November 2, 2021–Ichor Holdings, Ltd. (NASDAQ: ICHR), a leader in the design, engineering, and manufacturing of critical fluid delivery subsystems for semiconductor capital equipment, today announced third quarter 2021 financial results.

Highlights include:

•	Revenues of $263 million, up 15% year-over-year;
•	Gross margin of 16.6% on a GAAP basis and 16.7% on a non-GAAP basis;
•	Net earnings of $0.64 per diluted share on a GAAP basis and $0.81 on a non-GAAP basis; and
•	Post-quarter-end execution of an amended and restated credit agreement, increasing our borrowing capacity and reducing the overall borrowing rate.

“Within an extraordinarily challenging operating environment, Ichor delivered year-over-year revenue growth, with continued strong margins and profitability,” commented Jeff Andreson, chief executive officer. “Chiefly as a result of our continued focus on gross margin improvements, year to date in 2021 we have demonstrated the operating leverage in our model by growing net income at well over three times the rate of revenue growth. While our revenue growth expectations for the second half of 2021 have been significantly impacted by COVID-related output constraints, customer demand continues to strengthen, and with our current visibility, we expect robust revenue levels and year-over-year growth to continue in 2022.” Mr. Andreson concluded, “I am immensely proud of our team in accomplishing Ichor’s first billion-dollar revenue year, with an expected 200bp gross margin improvement over 2020, and record earnings. We are also ending 2021 with the strongest balance sheet and capitalization in Company history, having recently completed a refinancing and $100M expansion of our credit facility, which increases our borrowing capacity to $400 million, provides us with a lower interest rate, and increases our flexibility to pursue our strategic growth initiatives.”

	Q3 2021	Q2 2021	Q3 2020
	(dollars in thousands, except per share amounts)
U.S. GAAP Financial Results:
Net sales	$262,855	$282,308	$227,678
Gross margin	16.6%	16.8%	14.3%
Operating margin	8.1%	8.9%	5.5%
Net income	$18,537	$22,865	$10,548
Diluted EPS	$0.64	$0.79	$0.45

	Q3 2021	Q2 2021	Q3 2020
	(dollars in thousands, except per share amounts)
Non-GAAP Financial Results:
Gross margin	16.7%	16.8%	14.6%
Operating margin	10.5%	11.2%	8.3%
Net income	$23,421	$26,307	$14,581
Diluted EPS	$0.81	$0.90	$0.62

U.S. GAAP Financial Results Overview

For the third quarter of 2021, revenue was $262.9 million, net income was $18.5 million, and net income per diluted share (“diluted EPS”) was $0.64. This compares to revenue of $282.3 million and $227.7 million, net income of $22.9 million and $10.5 million, and diluted EPS of $0.79 and $0.45, for the second quarter of 2021 and third quarter of 2020, respectively.

Non-GAAP Financial Results Overview

For the third quarter of 2021, non-GAAP net income was $23.4 million and non-GAAP diluted EPS was $0.81. This compares to non-GAAP net income of $26.3 million and $14.6 million, and non-GAAP diluted EPS of $0.90 and $0.62, for the second quarter of 2021 and third quarter of 2020, respectively.

Fourth Quarter 2021 Financial Outlook

For the fourth quarter of 2021, we expect revenue to be in the range of $275 million to $305 million. We expect GAAP diluted EPS to be in the range of $0.64 to $0.82 and non-GAAP diluted EPS to be in the range of $0.82 to $0.98.

This outlook for non‑GAAP diluted EPS excludes known charges related to amortization of intangible assets, share‑based compensation expense, tax adjustments related to these non-GAAP adjustments, and non-recurring charges known at the time of providing this outlook. This outlook for non-GAAP diluted EPS excludes any items that are unknown at this time, such as non-recurring tax-related items or other unusual items which we are not able to predict without unreasonable efforts due to their inherent uncertainty.

Balance Sheet and Cash Flow Results

We ended the third quarter of 2021 with cash, cash equivalents, and marketable securities of $226.7 million, a decrease of $19.9 million from the prior quarter, and a decrease of $26.2 million from December 25, 2020.

The decrease from the end of the prior quarter was primarily due to cash used in operating activities of $14.5 million, capital expenditures of $3.3 million, and payments on long-term debt of $2.2 million, partially offset by net proceeds from the issuance of shares under our share-based compensation plans of $0.3 million.

The decrease during the nine months ended September 24, 2021 was primarily due to payments on long-term debt of $36.6 million and capital expenditures of $18.7 million, partially offset by cash provided by operating activities of $24.4 million and net proceeds from the issuance of shares under our share-based compensation plans of $4.5 million.

Our cash provided by operating activities of $24.4 million during the nine months ended September 24, 2021 consisted of net income of $56.0 million and net non-cash charges of $27.3 million, partially offset by an increase in our net operating assets and liabilities of $58.9 million. Net non-cash charges primarily consisted of depreciation and amortization of $17.7 million, share-based compensation of $8.1 million, and deferred taxes of $1.0 million. The increase in our net operating assets and liabilities was primarily due to (i) an increase in inventories of $59.2 million, driven mostly by higher purchasing activity pursuant to strong customer demand and certain supply chain constraints, primarily due to a government-ordered shutdown of our Malaysia factory in July 2021, constraining production and shipments; (ii) an increase in accounts receivable of $20.7 million, driven mostly by higher sales in the third quarter of 2021 compared to the fourth quarter of 2020, as well as timing of customer payments; partially offset by (iii) an increase in accounts payable of $21.2 million, which is primarily due to higher purchases during the third quarter of 2021 compared to the fourth quarter of 2020, partially offset by timing of payments to suppliers.

Use of Non-GAAP Financial Results

In addition to U.S. GAAP results, this press release also contains non-GAAP financial results. Management uses these non-GAAP metrics to evaluate our operating and financial results. We believe the presentation of non-GAAP results is useful to investors for analyzing business trends and comparing performance to prior periods, along with enhancing investors’ ability to view our results from management’s perspective. Non-GAAP gross profit, operating income, and net income are defined as: gross profit, operating income, or net income, as applicable, excluding (1) amortization of intangible assets, share-based compensation expense, and non-recurring expenses, including contract settlement losses and facility shutdown costs, to the extent they are present in gross profit, operating income, and net income; and (2) the tax impacts associated with our non-GAAP adjustments, as well as non-recurring discrete tax items. Non-GAAP diluted EPS is defined as non-GAAP net income divided by weighted average diluted ordinary shares outstanding during the period. Non-GAAP gross margin and non-GAAP operating margin are defined as non-GAAP gross profit and non-GAAP operating income, respectively, divided by net sales. Free cash flow is defined as cash provided by operating activities, less capital expenditures. Tables showing these metrics on a GAAP and non-GAAP basis, with reconciliation footnotes thereto, are included at the end of this press release.

Non-GAAP results have limitations as an analytical tool, and you should not consider them in isolation or as a substitute for our results reported under GAAP. Other companies may calculate non-GAAP results differently or may use other measures to evaluate their performance, both of which could reduce the usefulness of our non-GAAP results as a tool for comparison.

Because of these limitations, you should consider non-GAAP results alongside other financial performance measures and results presented in accordance with GAAP. In addition, in evaluating non-GAAP results, you should be aware that in the future we will incur expenses such as those that are the subject of adjustments in deriving non-GAAP results and you should not infer from our presentation of non-GAAP results that our future results will not be affected by these expenses or any unusual or non-recurring items.

Conference Call

We will conduct a conference call to discuss our third quarter 2021 results and business outlook today at 1:30 p.m. Pacific Time.

To listen to a live webcast of the call, please visit our investor relations website at https://ir.ichorsystems.com, or go to the live link at https://www.webcast-eqs.com/ichorholdings11022021. To listen via telephone, please call (877) 407‑0989 (domestic) or +1 (201) 389‑0921 (international), conference ID: 13723666.

After the call, an on-demand replay will be available at the same webcast link.

About Ichor

We are a leader in the design, engineering and manufacturing of critical fluid delivery subsystems and components for semiconductor capital equipment. Our product offerings include gas and chemical delivery systems and subsystems, collectively known as fluid delivery systems and subsystems, which are key elements of the process tools used in the manufacturing of semiconductor devices. Our gas delivery subsystems deliver, monitor and control precise quantities of the specialized gases used in semiconductor manufacturing processes such as etch and deposition. Our chemical delivery systems and subsystems precisely blend and dispense the reactive liquid chemistries used in semiconductor manufacturing processes such as chemical-mechanical planarization, electroplating, and cleaning. We also manufacture precision-machined components, weldments, and proprietary products for use in fluid delivery systems for direct sales to our customers. This vertically-integrated portion of our business is primarily focused on metal and plastic parts that are used in gas and chemical systems, respectively. We are headquartered in Fremont, CA. ichorsystems.com.

We use a 52- or 53-week fiscal year ending on the last Friday in December. The three months ended September 24, 2021, June 25, 2021, and September 25, 2020 were all 13 weeks. References to the second and third quarters of 2021 and the third quarter of 2020 relate to the three-month periods then ended. Our fourth quarter ending December 31, 2021 will be 14 weeks.

Safe Harbor Statement

Certain statements in this release are "forward-looking statements" made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as "guidance," "expects," "intends," “may,” “will,” "projects," "plans," “predicts,” "believes," “could,” "estimates," "targets," "anticipates," “look forward,” and similar expressions are used to identify these forward-looking statements.

Examples of forward-looking statements include, but are not limited to, statements regarding financial results for our fourth fiscal quarter of 2021, statements regarding the impacts of the COVID-19 pandemic, materials or component shortages from suppliers, as well as any other statement that does not directly relate to any historical or current fact. Forward-looking statements are based on current expectations and assumptions, which may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties and changes in circumstances that are difficult to predict. Many factors could cause actual results to differ materially and adversely from these forward-looking statements, including: (1) dependence on expenditures by manufacturers and cyclical downturns in the semiconductor capital equipment industry, (2) reliance on a very small number of original equipment manufacturers for a significant portion of sales, (3) negotiating leverage held by our customers, (4) competitiveness and rapid evolution of the industries in which we participate, (5) risks associated with weakness in the global economy and geopolitical instability, (6) keeping pace with developments in the industries we serve and with technological innovation generally, (7) designing, developing and introducing new products that are accepted by original equipment manufacturers in order to retain our existing customers and obtain new customers, (8) managing our manufacturing and procurement process effectively, (9) defects in our products that could damage our reputation, decrease market acceptance and result in potentially costly litigation, (10)  dependence on a limited number of suppliers, and (11) the impact of the COVID‑19 pandemic, any related or unrelated public health threat or fear of such event on economic activity, us and our customers, suppliers, employees, and other business relations, including, but not limited to, demand for our products, workforce availability, and costs to manufacture our products. Additional information concerning these and other factors can be found in our filings with the Securities and Exchange Commission (the “SEC”), including other risks, relevant factors, and uncertainties identified in the "Risk Factors" section of our Annual Report on Form 10‑K filed with the SEC on March 5, 2021.

All forward-looking statements in this press release are based upon information available to us as of the date hereof, and qualified in their entirety by this cautionary statement. We undertake no obligation to update or revise any forward-looking statements contained herein, whether as a result of actual results, changes in our expectations, future events or developments, or otherwise, except as required by law.

Contact:

Larry Sparks, CFO 510-897-5200

Claire McAdams, IR & Strategic Initiatives 530-265-9899

ir@ichorsystems.com

Source: Ichor Holdings, Ltd.

ICHOR HOLDINGS, LTD.

Consolidated Balance Sheets

(dollars in thousands, except per share amounts)

(unaudited)

	September 24, 2021	December 25, 2020
Assets
Current assets:
Cash and cash equivalents	$128,038	$252,899
Marketable securities	98,706	—
Accounts receivable, net	121,680	100,977
Inventories	193,930	134,756
Prepaid expenses and other current assets	7,161	7,082
Total current assets	549,515	495,714
Property and equipment, net	53,087	41,811
Operating lease right-of-use assets	8,681	10,088
Other noncurrent assets	7,350	5,503
Deferred tax assets, net	5,341	6,324
Intangible assets, net	29,676	39,845
Goodwill	174,887	174,887
Total assets	$828,537	$774,172
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$137,970	$116,664
Accrued liabilities	19,038	20,792
Other current liabilities	13,413	10,700
Current portion of long-term debt	8,750	8,750
Current portion of lease liabilities	4,927	5,128
Total current liabilities	184,098	162,034
Long-term debt, less current portion, net	155,685	191,522
Lease liabilities, less current portion	3,989	5,272
Deferred tax liabilities, net	109	109
Other non-current liabilities	4,000	3,546
Total liabilities	347,881	362,483
Shareholders’ equity:
Preferred shares ($0.0001 par value; 20,000,000 shares authorized; zero shares issued and outstanding)	—	—
Ordinary shares ($0.0001 par value; 200,000,000 shares authorized; 28,409,734 and 27,907,077 shares outstanding, respectively; 32,847,173 and 32,344,516 shares issued, respectively)	3	3
Additional paid in capital	412,246	399,311
Treasury shares at cost (4,437,439 shares)	(91,578)	(91,578)
Accumulated other comprehensive loss	(8)	—
Retained earnings	159,993	103,953
Total shareholders’ equity	480,656	411,689
Total liabilities and shareholders’ equity	$828,537	$774,172

ICHOR HOLDINGS, LTD.

Consolidated Statement of Operations

(dollars in thousands, except per share amounts)

(unaudited)

	Three Months Ended			Nine Months Ended
	September 24, 2021	June 25, 2021	September 25, 2020	September 24, 2021	September 25, 2020
Net sales	$262,855	$282,308	$227,678	$809,729	$669,270
Cost of sales	219,218	234,955	195,172	679,227	578,728
Gross profit	43,637	47,353	32,506	130,502	90,542
Operating expenses:
Research and development	3,905	4,049	3,269	11,469	10,100
Selling, general, and administrative	15,147	14,699	13,367	44,195	43,098
Amortization of intangible assets	3,388	3,390	3,338	10,169	10,008
Total operating expenses	22,440	22,138	19,974	65,833	63,206
Operating income	21,197	25,215	12,532	64,669	27,336
Interest expense, net	1,487	1,591	2,052	4,997	6,728
Other expense (income), net	(104)	22	242	103	213
Income before income taxes	19,814	23,602	10,238	59,569	20,395
Income tax expense (benefit)	1,277	737	(310)	3,529	(363)
Net income	$18,537	$22,865	$10,548	$56,040	$20,758
Net income per share:
Basic	$0.65	$0.81	$0.46	$1.99	$0.91
Diluted	$0.64	$0.79	$0.45	$1.93	$0.89
Shares used to compute net income per share:
Basic	28,371,644	28,180,821	23,051,994	28,185,564	22,875,186
Diluted	29,024,862	29,092,521	23,347,460	28,961,308	23,199,618

ICHOR HOLDINGS, LTD.

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three Months Ended			Nine Months Ended
	September 24, 2021	June 25, 2021	September 25, 2020	September 24, 2021	September 25, 2020
Cash flows from operating activities:
Net income	$18,537	$22,865	$10,548	$56,040	$20,758
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	6,205	5,807	6,367	17,669	18,029
Share-based compensation	3,010	2,681	2,417	8,106	7,423
Deferred income taxes	(104)	577	(320)	985	64
Amortization of debt issuance costs	242	241	242	725	726
Gain on sale of asset disposal group	—	(504)	—	(504)	—
Other	260	59	—	319	—
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable, net	(2,572)	(10,434)	738	(20,703)	(19,272)
Inventories	(27,674)	(22,194)	11,607	(59,174)	(10,546)
Prepaid expenses and other assets	2,198	(990)	(1,035)	1,720	(472)
Accounts payable	(12,068)	11,201	(9,976)	21,234	(23,693)
Accrued liabilities	(496)	2,515	864	(1,448)	4,002
Other liabilities	(2,016)	1,417	1,853	(558)	1,103
Net cash provided by (used in) operating activities	(14,478)	13,241	23,305	24,411	(1,878)
Cash flows from investing activities:
Capital expenditures	(3,335)	(9,969)	(2,626)	(18,704)	(8,291)
Purchase of marketable securities	—	(105,033)	—	(105,033)	—
Proceeds from maturities and sales of marketable securities	6,000	—	—	6,000	—
Proceeds from sale of property and equipment	—	504	—	504	—
Net cash provided by (used in) investing activities	2,665	(114,498)	(2,626)	(117,233)	(8,291)
Cash flows from financing activities:
Issuance of ordinary shares under share-based compensation plans	1,020	3,463	3,643	7,137	6,609
Employees' taxes paid upon vesting of restricted share units	(696)	(1,251)	(184)	(2,614)	(1,570)
Borrowings on revolving credit facility	—	—	—	—	30,000
Repayments on revolving credit facility	—	—	—	(30,000)	—
Repayments on term loan	(2,187)	(2,187)	(2,188)	(6,562)	(6,563)
Net cash provided by (used in) financing activities	(1,863)	25	1,271	(32,039)	28,476
Net increase (decrease) in cash	(13,676)	(101,232)	21,950	(124,861)	18,307
Cash at beginning of period	141,714	242,946	56,969	252,899	60,612
Cash at end of period	$128,038	$141,714	$78,919	$128,038	$78,919
Supplemental disclosures of cash flow information:
Cash paid during the period for interest	$1,349	$1,499	$2,186	$4,690	$6,426
Cash paid during the period for taxes, net of refunds	$514	$605	$145	$1,786	$179
Supplemental disclosures of non-cash activities:
Capital expenditures included in accounts payable	$441	$246	$537	$441	$537
Right-of-use assets obtained in exchange for new operating lease liabilities	$530	$1,345	$—	$2,239	$328

ICHOR HOLDINGS, LTD.

Reconciliation of U.S. GAAP Gross Profit to Non-GAAP Gross Profit

(dollars in thousands)

(unaudited)

	Three Months Ended			Nine Months Ended
	September 24, 2021	June 25, 2021	September 25, 2020	September 24, 2021	September 25, 2020
U.S. GAAP gross profit	$43,637	$47,353	$32,506	$130,502	$90,542
Non-GAAP adjustments:
Share-based compensation	343	298	289	947	724
Other non-recurring expense, net (1)	—	—	—	106	—
Contract settlement loss (2)	—	—	—	—	1,386
Facility shutdown costs (3)	—	(102)	408	2,297	1,883
Fair value adjustment to inventory from acquisitions (4)	—	—	—	211	—
Non-GAAP gross profit	$43,980	$47,549	$33,203	$134,063	$94,535
U.S. GAAP gross margin	16.6%	16.8%	14.3%	16.1%	13.5%
Non-GAAP gross margin	16.7%	16.8%	14.6%	16.6%	14.1%

(1)	Included in this amount for the nine months ended September 24, 2021 is primarily a non-recurring settlement charge.
(2)	During the first quarter of 2020, we reached a mutual settlement with the counterparty of a contract dispute and, accordingly, recorded a $1.4 million contract settlement loss to cost of sales.
(3)

During the second quarter of 2020, we announced the closure of our manufacturing facility in Union City, California, which we completed during the second quarter of 2021. As of the end of the second quarter of 2021, the facility was closed and vacated, and no further charges are expected on a go-forward basis.

Included in this amount for the second quarter of 2021 are (i) write-off costs associated with inventories determined during the quarter to be obsolete of $0.4 million, offset by (ii) a gain realized upon the sale of equipment and other fixed assets of $0.5 million.

Included in this amount for the third quarter of 2020 are (i) severance costs associated with affected employees of $0.2 million, and (ii) accelerated depreciation charges associated with property and equipment expected to be abandoned at the time of facility closure of $0.2 million.

Included in this amount for the nine months ended September 24, 2021 are (i) write-off costs associated with inventories determined during the period to be obsolete of $2.6 million and (ii) severance costs associated with affected employees of $0.2 million, partially offset by (iii) a gain realized upon the sale of equipment and other fixed assets of $0.5 million.

Included in this amount for the nine months September 25, 2020 are (i) write-off costs associated with inventories determined during the period to be obsolete of $1.3 million, (ii) severance costs associated with affected employees of $0.4 million, and (iii) accelerated depreciation charges associated with property and equipment expected to be abandoned at the time of facility closure of $0.2 million.

(4)

As part of our purchase price allocation for our acquisition of a precision machining operation in Mexico in December 2020, we recorded acquired-inventory at fair value, resulting in a fair value step-up of $0.2 million. This was subsequently released to cost of sales in the first quarter of 2021 as acquired-inventory was sold.

ICHOR HOLDINGS, LTD.

Reconciliation of U.S. GAAP Operating Income to Non-GAAP Operating Income

(dollars in thousands)

(unaudited)

	Three Months Ended			Nine Months Ended
	September 24, 2021	June 25, 2021	September 25, 2020	September 24, 2021	September 25, 2020
U.S. GAAP operating income	$21,197	$25,215	$12,532	$64,669	$27,336
Non-GAAP adjustments:
Amortization of intangible assets	3,388	3,390	3,338	10,169	10,008
Share-based compensation	3,010	2,681	2,417	8,106	7,423
Other non-recurring expense, net (1)	110	110	239	498	3,124
Contract settlement loss (2)	—	—	—	—	1,386
Facility shutdown costs (3)	—	172	481	2,682	2,017
Fair value adjustment to inventory from acquisitions (4)	—	—	—	211	—
Non-GAAP operating income	$27,705	$31,568	$19,007	$86,335	$51,294
U.S. GAAP operating margin	8.1%	8.9%	5.5%	8.0%	4.1%
Non-GAAP operating margin	10.5%	11.2%	8.3%	10.7%	7.7%

(1)	Included in this amount for the third quarter of 2021 are primarily non-capitalized costs incurred in connection with our implementation of a new ERP system.

Included in this amount for the second quarter of 2021 and the third quarter of 2020 are primarily (i) non-capitalized costs incurred in connection with our implementation of a new ERP system and a Sarbanes-Oxley (“SOX”) compliance program.

Included in this amount for the nine months ended September 24, 2021 are primarily (i) non-capitalized costs incurred in connection with our implementation of a new ERP system and a SOX compliance program.

Included in this amount for the nine months ended September 25, 2020 are primarily (i) a $1.8 million bonus payment to our former CEO in connection with his transition to executive chairman, (ii) acquisition-related expenses associated with a two-year retention agreement between the Company and key management personnel of IAN, (iii) non-capitalizable costs incurred in connection with our implementation of a new ERP system and a SOX compliance program, and (iv) a non-recurring settlement charge.

(2)	See footnote 2 to the reconciliation of U.S. GAAP gross profit to non-GAAP gross profit above.
(3)

During the second quarter of 2020, we announced the closure of our manufacturing facility in Union City, California, which we completed during the second quarter of 2021. As of the end of the second quarter of 2021, the facility was closed and vacated, and no further charges are expected on a go-forward basis.

Included in this amount for the second quarter of 2021 are (i) write-off costs associated with inventories determined during the quarter to be obsolete of $0.4 million and (ii) other shutdown related charges of $0.3 million, partially offset by (iii) a gain realized upon the sale of equipment and other fixed assets of $0.5 million.

Included in this amount for the third quarter of 2020 are are (i) severance costs associated with affected employees of $0.2 million, and (ii) accelerated depreciation charges associated with property and equipment expected to be abandoned at the time of facility closure of $0.3 million.

Included in this amount for the nine months ended September 24, 2021 are (i) write-off costs associated with inventories determined during the period to be obsolete of $2.6 million, (ii) other shutdown related charges of $0.3 million, (iii) severance costs associated with affected employees of $0.2 million, partially offset by (iv) a gain realized upon the sale of equipment and other fixed assets of $0.5 million.

Included in this amount for the nine months September 25, 2020 are (i) write-off costs associated with inventories determined during the period to be obsolete of $1.3 million, (ii) severance costs associated with affected employees of $0.4 million, and (iii) accelerated depreciation charges associated with property and equipment expected to be abandoned at the time of facility closure of $0.3 million.

(4)	See footnote 4 to the reconciliation of U.S. GAAP gross profit to non-GAAP gross profit above.

ICHOR HOLDINGS, LTD.

Reconciliation of U.S. GAAP Net Income to Non-GAAP Net Income

(dollars in thousands, except per share amounts)

(unaudited)

	Three Months Ended			Nine Months Ended
	September 24, 2021	June 25, 2021	September 25, 2020	September 24, 2021	September 25, 2020
U.S. GAAP net income	$18,537	$22,865	$10,548	$56,040	$20,758
Non-GAAP adjustments:
Amortization of intangible assets	3,388	3,390	3,338	10,169	10,008
Share-based compensation	3,010	2,681	2,417	8,106	7,423
Other non-recurring expense, net (1)	110	110	239	498	3,124
Contract settlement loss (2)	—	—	—	—	1,386
Facility shutdown costs (3)	—	172	481	2,682	2,017
Fair value adjustment to inventory from acquisitions (4)	—	—	—	211	—
Tax adjustments related to non-GAAP adjustments (5)	(1,624)	(2,911)	(2,442)	(6,253)	(5,508)
Non-GAAP net income	$23,421	$26,307	$14,581	$71,453	$39,208
U.S. GAAP diluted EPS	$0.64	$0.79	$0.45	$1.93	$0.89
Non-GAAP diluted EPS	$0.81	$0.90	$0.62	$2.47	$1.69
Shares used to compute diluted EPS	29,024,862	29,092,521	23,347,460	28,961,308	23,199,618

(1)	See footnote 1 to the reconciliation of U.S. GAAP operating income to non-GAAP operating income above.
(2)	See footnote 2 to the reconciliation of U.S. GAAP gross profit to non-GAAP gross profit above.
(3)	See footnote 3 to the reconciliation of U.S. GAAP operating income to non-GAAP operating income above.
(4)	See footnote 4 to the reconciliation of U.S. GAAP gross profit to non-GAAP gross profit above.
(5)

Adjusts U.S. GAAP income tax expense (benefit) for impact of our non-GAAP adjustments, as defined, including the impacts of excluding share-based compensation, amortization of intangible assets, and other non-recurring expenses. This adjustment also excludes the impact of non-recurring discrete tax items.

ICHOR HOLDINGS, LTD.

Reconciliation of U.S. GAAP Net Cash Provided by Operating Activities to Free Cash Flow

(in thousands)

(unaudited)

	Three Months Ended			Nine Months Ended
	September 24, 2021	June 25, 2021	September 25, 2020	September 24, 2021	September 25, 2020
Net cash provided by (used in) operating activities	$(14,478)	$13,241	$23,305	$24,411	$(1,878)
Capital expenditures	(3,335)	(9,969)	(2,626)	(18,704)	(8,291)
Free cash flow	$(17,813)	$3,272	$20,679	$5,707	$(10,169)